Exhibit 10.7(m)

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                 SUNSHINE BISCUITS, INC., a Delaware corporation

                                    Mortgagor

                                       to

                            THE BANK OF NOVA SCOTIA,
               a Canadian chartered bank, as Administrative Agent,

                                    Mortgagee

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                                    MORTGAGE
                            (AND SECURITY AGREEMENT)

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                           Dated as of June __ , 1996


                             This instrument affects
                       certain real and personal property
                          located in Middlesex County,
                              State of New Jersey.

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                              Record and return to:

                              Mayer, Brown & Platt
                                  1675 Broadway
                            New York, New York 10019
                      Attention: Richard P. Spinelli, Esq.

This instrument was prepared by the above-named attorney.

Notice: This instrument contains inter alia obligations which may provide for:

     (a)  a variable rate of interest and/or

     (b) future and/or revolving credit advances or readvances, which when made, shall have the same priority as advances or readvances made on the date hereof whether or not (i) any advances or readvances were made on the date hereof and (ii) any indebtedness is outstanding at the time any advance or re-advance is made.

Notwithstanding anything to the contrary contained herein, the maximum principal indebtedness secured under any contingency by this instrument shall in no event exceed $1,000,000,000.

This mortgage is subject to modification as defined in N.J.S.A. 46: 9-8.1 and any such modification shall relate back to and have the same priority as if such modification were incorporated herein.


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                                TABLE OF CONTENTS

                                    ARTICLE I

                    COVENANTS AND AGREEMENTS OF THE MORTGAGOR
Section                                                                Page
- -------                                                                ----
  1.1.      Payment, Performance of, and Compliance with
              Obligations...............................................  5
  1.2.      Title to Collateral, etc....................................  6
  1.3.      Title Insurance.............................................  7
  1.3.1.    Title Insurance Policy......................................  7
  1.3.2.    Title Insurance Proceeds....................................  7
  1.4.      Recordation.................................................  7
  1.5.      Payment of Impositions, etc.................................  7
  1.6.      Insurance Requirements......................................  8
  1.7.      Security Interests, etc.....................................  8
  1.8.      Permitted Contests..........................................  9
  1.9.      Leases...................................................... 10
  1.10.     Compliance with Instruments................................. 10
  1.11.     Maintenance and Repair, etc................................. 10
  1.12.     Alterations, Additions, etc................................. 10
  1.13.     Acquired Property Subject to Lien........................... 11
  1.14.     Assignment of Rents, Proceeds, etc.......................... 11
  1.15.     No Claims Against the Mortgagee............................. 12
  1.16.     Indemnification............................................. 12
  1.17.     No Credit for Payment of Taxes.............................. 14
  1.18.     Offering of the Notes; Application of Proceeds of
              Loans..................................................... 14
  1.19.     Hazardous Substances and Wastes............................. 14
  1.20.         No Transfer of the Property............................. 14

                                   ARTICLE II

                 INSURANCE; DAMAGE, DESTRUCTION OR TAKING, ETC.

  2.1.      Insurance................................................... 15
  2.1.1.    Risks to be Insured......................................... 15
  2.1.2.    Policy Provisions........................................... 16
  2.1.3.    Delivery of Policies, etc................................... 16
  2.1.4.    Separate Insurance.......................................... 17
  2.2.      Intentionally Omitted....................................... 17
  2.3.      Application of Proceeds and Awards.......................... 18


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                                   ARTICLE III

                        EVENTS OF DEFAULT; REMEDIES, ETC.
Section                                                                Page
- -------                                                                ----
  3.1.      Events of Default; Acceleration............................. 19
  3.2.      Legal Proceedings; Foreclosure.............................. 20
  3.3.      Power of Sale............................................... 21
  3.4.      Uniform Commercial Code Remedies............................ 21
  3.5.      Mortgagee Authorized to Execute Deeds, etc.................. 22
  3.6.      Purchase of Collateral by Mortgagee......................... 22
  3.7.      Receipt a Sufficient Discharge to Purchaser................. 22
  3.8.      Waiver of Appraisement, Valuation, etc...................... 22
  3.9.      Sale a Bar Against Mortgagor................................ 23
  3.10.     Performance of the Obligations Due on Sale.................. 23
  3.11.     Application of Proceeds of Sale and Other Moneys............ 23
  3.12.     Appointment of Receiver..................................... 24
  3.13.     Possession, Management and Income........................... 24
  3.14.     Right of Mortgagee to Perform Mortgagor's Covenants,
              etc....................................................... 24
  3.15.     Subrogation................................................. 25
  3.16.     Remedies, etc., Cumulative.................................. 25
  3.17.     Provisions Subject to Applicable Law........................ 25
  3.18.     No Waiver, etc.............................................. 26
  3.19.     Compromise of Actions, etc.................................. 26

                                   ARTICLE IV

                                   DEFINITIONS

  4.1.      Terms Defined in this Mortgage.............................. 26
  4.2.      Use of Defined Terms........................................ 29
  4.3.      Credit Agreement Definitions................................ 29

                                    ARTICLE V

                                  MISCELLANEOUS

  5.1.      Further Assurances; Financing Statements.................... 29
  5.1.1.    Further Assurances.......................................... 29
  5.1.2.    Financing Statements........................................ 30
  5.2.      Additional Security......................................... 30
  5.3.      Defeasance; Partial Release, etc............................ 30
  5.3.1.    Defeasance.................................................. 30
  5.3.2.    Partial Release, etc........................................ 30
  5.4.      Notices, etc................................................ 31
  5.5.      Waivers, Amendments, etc.................................... 32
  5.6.      Cross-References............................................ 32
  5.7.      Headings.................................................... 32
  5.8.      Currency.................................................... 32


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Section                                                                Page
- -------                                                                ----
  5.9.      Governing Law............................................... 32
  5.10.     Successors and Assigns, etc................................. 32
  5.11.     Waiver of Jury Trial; Submission to Jurisdiction............ 32
  5.12.     Severability................................................ 33
  5.13.     Loan Document............................................... 33
  5.14.     Usury Savings Clause........................................ 33
  5.15.     Conflict with Credit Agreement.............................. 34

Schedule 1 - Legal Description of the Land
Schedule 2 - Permitted Encumbrances


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                                    MORTGAGE
                            (and Security Agreement)

     This MORTGAGE (AND SECURITY AGREEMENT), dated as of June , 1996 (this "Mortgage"), made by Sunshine Biscuits, Inc., a Delaware corporation, as mortgagor (the "Mortgagor"), having an address at c/o Inflo Holdings Corporation, 677 Larch Avenue, Elmhurst, Illinois 60126, to The Bank of Nova Scotia, having an address at One Liberty Plaza, New York, New York 10006, as administrative agent for the Lenders and the Issuer (as such terms are hereinafter defined) under the Credit Agreement referred to below (together with its successors and assigns from time to time acting as agent under such Credit Agreement, the "Mortgagee").

                          W I T N E S S E T H  T H A T:

     WHEREAS, the Mortgagor is on the date of delivery hereof the owner of fee title to the parcel or parcels of land described in Schedule 1 hereto (the "Land") and of the Improvements (such term and other capitalized terms used in this Mortgage having the respective meanings specified or referred to in Article
IV);

     WHEREAS, pursuant to the terms, conditions and provisions of an Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Keebler Holding Corp., a Delaware corporation (as the surviving corporation of the merger of Keebler Acquisition Corp. with and into UB Investments US Inc., a Delaware corporation, the "Borrower"), the financial institutions as are, or may from time to time become, parties thereto (the "Lenders"), certain financial institutions as the Co-Agents and the Mortgagee, as Administrative Agent, the Lenders and the Issuer have agreed to extend Commitments to make Loans to and issue Letters of Credit for the account of the Borrower (as such terms are defined in the Credit Agreement), which Loans and Letters of Credit may have a maximum aggregate principal amount at any one time outstanding of Four Hundred Forty Seven Million Eight Hundred Seventy Five Thousand Dollars ($447,875,000);

     WHEREAS, the Term Loans (as defined in the Credit Agreement) shall consist of (i) Term-A Loans in a maximum aggregate principal amount not to exceed One Hundred Thirty Eight Million One Hundred Twenty Five Thousand Dollars ($138,125,000) having a Stated Maturity Date of January 31, 2002, (ii) Term-B Loans (as defined in the Credit Agreement) in a maximum aggregate principal amount not to exceed Eighty Nine Million Eight Hundred Fifty Thousand Dollars ($89,850,000) having a Stated Maturity Date of


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July 31, 2003, and (iii) Term-C Loans in a maximum aggregate principal amount not to exceed Sixty Four Million Nine Hundred Thousand Dollars ($64,900,000) having a Stated Maturity Date of July 31, 2004;

     WHEREAS, the Revolving Loans shall consist of Revolving Loans in a maximum aggregate principal amount (together with all Swing Line Loans and Letter of Credit Outstandings) not to exceed One Hundred Fifty Five Million Dollars ($155,000,000) having a Stated Maturity Date of January 31, 2002;

     WHEREAS, the Swing Line Loans shall consist of Swing Line Loans in a maximum aggregate stated amount at any one time outstanding not to exceed Twenty Million Dollars ($20,000,000) having stated maturity dates no later than January 31, 2002; provided, that the aggregate outstanding principal amount of Revolving Loans, Swing Line Loans and Letter of Credit Outstandings at any time shall not exceed One Hundred Fifty Five Million Dollars ($155,000,000);

     WHEREAS, the Letters of Credit shall consist of Letters of Credit which will be issued by the Issuer in a maximum aggregate stated amount at any one time outstanding not to exceed Forty Five Million Dollars ($45,000,000); provided, that the aggregate outstanding principal amount of Revolving Loans, Swing Line Loans and Letter of Credit Outstandings at any time shall not exceed One Hundred Fifty Five Million Dollars ($155,000,000);

     WHEREAS, the Mortgagor, a wholly-owned subsidiary of Borrower, will derive substantial direct and indirect benefits from the consummation of the transactions described in the Credit Agreement and from the Loans, and in consideration of such benefits and as a material inducement for the Lenders to enter into the Credit Agreement, the Mortgagor has agreed to guarantee the payment and performance of the Obligations (as defined in the Credit Agreement) of Borrower pursuant to that certain Supplement to Subsidiary Guaranty executed by the Mortgagor on the date hereof;

     WHEREAS, as a material inducement for the Lenders to enter into the Credit Agreement and to secure the Mortgagor's obligations as a guarantor under the Supplement to Subsidiary Guaranty, the Mortgagor has duly authorized the execution, delivery and performance of this Mortgage.

                                   G R A N T:

     NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to


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secure the full, timely and proper performance of and compliance with each and every one of the Obligations, the Mortgagor hereby irrevocably gives, grants, bargains, sells, mortgages, warrants, aliens, demises, releases, hypothecates, pledges, assigns, transfers and conveys to the Mortgagee and its successors and assigns, forever, all of its right, title and interest in the following (the "Collateral"):

          (a) Real Estate. All of the Land and all additional lands and estates therein now owned or hereafter acquired by the Mortgagor for use or development with the Land or any portion thereof, together with all and singular the tenements, rights, easements, hereditaments, rights of way, privileges, liberties, appendages and appurtenances now or hereafter belonging or in anywise pertaining to the Land and such additional lands and estates therein (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all development rights, air rights, riparian rights, water, water rights, water stock, all rights in, to and with respect to any and all oil, gas, coal, minerals and other substances of any kind or character underlying or relating to the Land and such additional lands and estates therein and any interest therein; all estate, claim, demand, right, title or interest of the Mortgagor in and to any street, road, highway or alley, vacated or other, adjoining the Land or any part thereof and such additional lands and estates therein; all strips and gores belonging, adjacent or pertaining to the Land or such additional lands and estates; and any after-acquired title to any of the foregoing (herein collectively called the "Real Estate");

          (b) Improvements. All buildings, structures and other improvements and any additions and alterations thereto or replacements thereof, now or hereafter built, constructed or located upon the Real Estate; and all furnishings, fixtures, fittings, appliances, apparatus, equipment, manufacturing equipment, machinery, building and construction materials and other articles of every kind and nature whatsoever and all replacements thereof, now or hereafter affixed or attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Real Estate or such buildings, structures and other improvements, including, but not limited to, partitions, furnaces, boilers, oil burners, radiators and piping, plumbing and bathroom fixtures, refrigeration, heating, ventilating, air conditioning and sprinkler systems, other fire prevention and extinguishing apparatus and materials, vacuum cleaning systems, gas and electric fixtures, incinerators, compactors, elevators, engines, motors,


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

     generators and all other articles of property which are considered fixtures under applicable law (such buildings, structures and other improvements and such other property are herein collectively referred to as the "Improvements"; the Real Estate and the Improvements are herein collectively referred to as the "Property");

          (c) Goods. All building materials, goods, construction materials, appliances (including, without limitation, stoves, ranges, ovens, disposals, refrigerators, water fountains and coolers, fans, heaters, dishwashers, clothes washers and dryers, water heaters, hood and fan combinations, kitchen equipment, laundry equipment, kitchen cabinets and other similar equipment), stocks, beds, mattresses, bedding and linens, supplies, blinds, window shades, drapes, carpets, floor coverings, manufacturing equipment and machinery, office equipment, growing plants and shrubberies, control devices, equipment (including window cleaning, building cleaning, swimming pool, recreational, monitoring, garbage, pest control and other equipment), motor vehicles, tools, furnishings, furniture, lighting, non-structural additions to the Real Estate and Improvements and all other tangible property of any kind or character, together with all replacements thereof, now or hereafter located on or in or used or useful in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Property, whether or not located on or in the Property or located elsewhere for purposes of storage, fabrication or otherwise (herein collectively referred to as the "Goods");

          (d) Intangibles. All goodwill, trademarks, trade names, option rights, purchase contracts, books and records and general intangibles of the Mortgagor relating to the Property and all accounts, contract rights, instruments, chattel paper and other rights of the Mortgagor for the payment of money for property sold or lent, for services rendered, for money lent, or for advances or deposits made, and any other intangible property of the Mortgagor relating to the Property (herein collectively referred to as the "Intangibles");

          (e) Leases. All rights of the Mortgagor in, to and under all leases, licenses, occupancy agreements, concessions and other arrangements, oral or written, now existing or hereafter entered into, whereby any Person agrees to pay money or any other consideration for the use, possession or occupancy of, or any estate in, the Property or any portion thereof or interest therein (herein collectively referred to as the "Leases"), and the right, upon the occurrence and during the continuance of any Event


                                       -4-
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     of Default hereunder, after notice to the Mortgagor, to receive and collect the Rents (as hereinafter defined) paid or payable thereunder;

          (f) Plans. All rights of the Mortgagor in and to all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Improvements or any construction on the Real Estate (herein collectively referred to as the "Plans");

          (g) Permits. All rights of the Mortgagor in, to and under all permits, franchises, licenses, approvals and other authorizations respecting the use, occupation and operation of the Property and every part thereof and respecting any business or other activity conducted on or from the Property, and any product or proceed thereof or therefrom, including, without limitation, all building permits, certificates of occupancy and other licenses, permits and approvals issued by governmental authorities having jurisdiction (herein collectively called the "Permits");

          (h) Leases of Furniture, Furnishings and Equipment. All right, title and interest of the Mortgagor as lessee in, to and under any leases of furniture, furnishings and equipment now or hereafter installed in or at any time used in connection with the Property;

          (i) Rents. All rents, issues, profits, royalties, avails, income and other benefits derived or owned, directly or indirectly, by the Mortgagor from the Property, including, without limitation, all rents and other consideration payable by tenants, claims against guarantors, and any cash or other securities deposited to secure performance by tenants, under the Leases (herein collectively referred to as "Rents");

          (j) Proceeds. All proceeds of the conversion, voluntary or involuntary of any of the foregoing into cash or liquidated claims, including, without limitation, Casualty Proceeds (herein collectively referred to as "Proceeds"), subject to the provisions relating to insurance generally set forth below; and

          (k) Other Property. All other property and rights of the Mortgagor of every kind and character relating to the Property, and all proceeds and products of any of the foregoing;

     AND, without limiting any of the other provisions of this Mortgage, the Mortgagor expressly grants to the Mortgagee, as


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

secured party, a security interest in all of those portions of the Collateral which are or may be subject to the State Uniform Commercial Code provisions applicable to secured transactions;

     TO HAVE AND TO HOLD the Collateral unto the Mortgagee, its successors and assigns, forever.

     FURTHER to secure the full, timely and proper payment, performance of and compliance with the Obligations, the Mortgagor hereby covenants and agrees with and warrants to the Mortgagee as follows:

                                    ARTICLE I

                    COVENANTS AND AGREEMENTS OF THE MORTGAGOR

     SECTION 1.1. Payment, Performance of, and Compliance with Obligations. The Mortgagor agrees that:

          (a) it will duly and punctually pay, perform and comply with each of the Obligations; and

          (b) when and as due and payable from time to time in accordance with the terms hereof, it will pay, comply with and perform, or cause payment of, compliance with and to be performed, all other duties and obligations hereunder.

     SECTION 1.2. Title to Collateral, etc. The Mortgagor represents and warrants to and covenants with the Mortgagee that:

          (a) as of the date hereof and at all times hereafter while this Mortgage is outstanding, the Mortgagor (1) is and shall be the owner of the legal and beneficial title to the Property and to all other property included in the Collateral, except to the extent the same is disposed of in a transaction permitted by the Credit Agreement and (2) has and shall have good and marketable title in fee simple absolute to the Property, subject in each case only to this Mortgage, any encumbrances expressly permitted under the Credit Agreement, and the encumbrances set forth in Schedule 2 hereto (collectively, the "Permitted Encumbrances");

          (b) the Mortgagor has good and lawful right, power and authority to execute this Mortgage and to convey, transfer, assign, mortgage and grant a security interest in the Collateral, all as provided herein;

          (c) this Mortgage has been duly executed, acknowledged and delivered on behalf of the Mortgagor, all consents and


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     other actions required to be taken by the officers, directors, shareholders and partners, as the case may be, of the Mortgagor have been duly and fully given and performed and this Mortgage constitutes the legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

          (d) the Mortgagor, at its expense, will warrant and defend the Mortgagee and any purchaser under the power of sale herein or at any foreclosure sale such title to the Collateral and the first mortgage lien and first priority perfected security interest of this Mortgage thereon and therein against all claims and demands and will maintain, preserve and protect such lien and security interest and will keep this Mortgage a valid, direct first mortgage lien of record on and a first priority perfected security interest in the Collateral, subject only to the Permitted Encumbrances.

     SECTION 1.3. Title Insurance.

     SECTION 1.3.1. Title Insurance Policy. Concurrently with the execution and delivery of this Mortgage, the Mortgagor, at its expense, has obtained and delivered to the Mortgagee a loan policy or policies of title insurance in an amount satisfactory to the Mortgagee naming the Mortgagee as the insured, insuring the title to and the first mortgage lien of this Mortgage on the Property with endorsements requested by the Mortgagee. The Mortgagor has duly paid in full all premiums and other charges due in connection with the issuance of such policy or policies of title insurance.

     SECTION 1.3.2. Title Insurance Proceeds. All proceeds received by and payable to the Mortgagee for any loss under the loan policy or policies of title insurance delivered to the Mortgagee pursuant to Section 1.3.1, or under any policy or policies of title insurance delivered to the Mortgagee in substitution therefor or replacement thereof, shall be the property of the Mortgagee and shall be applied by the Mortgagee in accordance with the provisions of Section 2.3.

     SECTION 1.4. Recordation. The Mortgagor, at its expense, will at all times cause this Mortgage and any instruments amendatory hereof or supplemental hereto and any instruments of assignment hereof or thereof (and any appropriate financing


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

statements or other instruments and continuations thereof), and each other instrument delivered in connection with the Credit Agreement or any Loan Document and intended thereunder to be recorded, registered and filed, to be kept recorded, registered and filed, in such manner and in such places, and will pay all such recording, registration, filing fees, taxes and other charges, and will comply with all such statutes and regulations as may be required by law in order to establish, preserve, perfect and protect the lien and security interest of this Mortgage as a valid, direct first mortgage lien and first priority perfected security interest in the Collateral, subject only to the Permitted Encumbrances. The Mortgagor will pay or cause to be paid, and will indemnify the Mortgagee in respect of, all taxes (including interest and penalties) at any time payable in connection with the filing and recording of this Mortgage and any and all supplements and amendments hereto.

     SECTION 1.5. Payment of Impositions, etc. Subject to Section 1.8 (relating to permitted contests), to the extent required by the Credit Agreement, the Mortgagor will pay or cause to be paid before the same would become delinquent and before any fine, penalty, interest or cost may be added for non-payment, all taxes, assessments, water and sewer rates, charges, license fees, inspection fees and other governmental levies or payments, of every kind and nature whatsoever, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which at any time may be assessed, levied, confirmed, imposed or which may become a lien upon the Collateral, or any portion thereof, or which are payable with respect thereto, or upon the rents, issues, income or profits thereof, or on the occupancy, operation, use, possession or activities thereof, whether any or all of the same be levied directly or indirectly or as excise taxes or as income taxes, and all taxes, assessments or charges which may be levied on the Obligations, or the interest thereon (collectively, the "Impositions"). The Mortgagor will deliver to the Mortgagee, upon request, copies of official receipts or other satisfactory proof evidencing such payments.

     SECTION 1.6. Insurance Requirements. Subject to Section 1.8 (relating to permitted contests), the Mortgagor, at its expense, will comply, or cause compliance, in all material respects with all provisions of any insurance policy covering or applicable to the Collateral or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Collateral or any part thereof or any use or condition of the Collateral or any part thereof (collectively, the "Insurance Requirements") whether or not compliance therewith shall require structural changes in or


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

interference with the use and enjoyment of the Collateral or any part thereof.

     SECTION 1.7. Security Interests, etc. Except as permitted by the Credit Agreement, the Mortgagor will not directly or indirectly create or permit or suffer to be created or to remain, and will promptly discharge or cause to be discharged, any deed of trust, mortgage, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to or any other lien on or in the Collateral or any part thereof or the interest of the Mortgagor or the Mortgagee therein, or any Proceeds thereof or Rents or other sums arising therefrom, other than: (a) Permitted Encumbrances; and (b) liens of mechanics, materialmen, suppliers or vendors or rights thereto incurred in the ordinary course of the business of the Mortgagor for sums not yet due or any such liens or rights thereto which are at the time being contested as permitted by Section 1.8.

     SECTION 1.8. Permitted Contests. The Mortgagor may, at its expense, contest, or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition, Legal Requirement or Insurance Requirement or lien of a mechanic, materialman, supplier or vendor, provided that: (a) in the case of an unpaid Imposition, lien, encumbrance or charge, such proceedings shall suspend the collection thereof from the Mortgagor, the Mortgagee, and the Collateral (including any rent or other income therefrom) and shall not interfere with the payment of any such rent or income; (b) neither the Collateral nor any rent or other income therefrom nor any material part thereof or material interest therein would be in any danger of being sold, forfeited, lost, impaired or interfered with; (c) in the case of a Legal Requirement, neither the Mortgagor nor the Mortgagee would be in danger of any civil or criminal liability for failure to comply therewith; (d) the Mortgagor shall have furnished such security, if any, as may be required in the proceedings or as may be reasonably requested by the Mortgagee; (e) the non-payment of the whole or any part of any Imposition will not result in the delivery of a tax deed to the Collateral or any part thereof because of such non-payment; (f) the payment of any sums required to be paid with respect to the Loans or under this Mortgage (other than any unpaid Imposition, lien, encumbrance or charge at the time being contested in accordance with this Section 1.8) shall not be interfered with or otherwise affected; (g) in the case of any Insurance Requirement, the failure of the Mortgagor to comply therewith shall not affect the validity of any insurance required to be maintained by the Mortgagor under Section 2.1; and (h) that adequate reserves, determined in accordance with GAAP, shall have been set aside on the Mortgagor's books.


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     SECTION 1.9. Leases. The Mortgagor represents and warrants to the Mortgagee that, as of the date hereof, there are no written or oral leases or other agreements of any kind or nature relating to the occupancy of any portion of the Property by any Person other than the Mortgagor. The Mortgagor will not enter into any such written or oral lease or other agreement with respect to any portion of the Property, except as permitted under the Credit Agreement in
Section 7.2.9, without first obtaining the written consent of the Mortgagee.

     SECTION 1.10. Compliance with Instruments. The Mortgagor at its expense will promptly comply in all material respects with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Property and all instruments creating or evidencing the same, in each case, to the extent compliance therewith is required of the Mortgagor under the terms thereof. The Mortgagor will not take any action which may result in a forfeiture or termination of the material rights afforded to the Mortgagor under any such instruments and will not, without the prior written consent of the Mortgagee, amend any of such instruments in a manner adverse to the interests of the Mortgagee.

     SECTION 1.11. Maintenance and Repair, etc. Subject to the provisions of
Section 1.12, the Mortgagor will keep or cause to be kept all presently and subsequently erected or acquired Improvements and the sidewalks, curbs, vaults and vault space, if any, located on or adjoining the same, in each case excluding immaterial assets, and the streets and the ways adjoining the same, in good and substantial order and repair and in such a fashion that the value and utility of the Collateral will not be diminished, reasonable wear and tear excepted, and, at its sole cost and expense, will promptly make or cause to be made all reasonably necessary and proper repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, so that its business carried on in connection therewith may be properly conducted at all times. The Mortgagor at its expense will do or cause to be done all shoring of foundations and walls of any building or other Improvements on the Property and (to the extent permitted by law) of the ground adjacent thereto, and every other act reasonably necessary or appropriate for the preservation and safety of the Property by reason of or in connection with any excavation or other building operation upon the Property and upon any adjoining property, whether or not the Mortgagor shall, by any Legal Requirement, be required to take such action or be liable for failure to do so.

     SECTION 1.12. Alterations, Additions, etc. Unless an Event of Default shall have occurred and be continuing and the

Mortgagee shall have given notice to the Mortgagor, the Mortgagor shall have the right at any time and from time to time to make or cause to be made reasonable alterations of and additions to the Property or any part thereof, provided that any alteration or addition: (a) is effected with due diligence, in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements; (b) is promptly and fully paid for, or caused to be paid for, by the Mortgagor; (c) is made, in case the estimated cost of such alteration or addition exceeds Two Million Dollars ($2,000,000), under the supervision of a qualified architect or engineer.

     SECTION 1.13. Acquired Property Subject to Lien. All property at any time acquired by the Mortgagor and provided or required by this Mortgage to be or become subject to the lien and security interest hereof, whether such property is acquired by exchange, purchase, construction or otherwise, shall forthwith become subject to the lien and security interest of this Mortgage without further action on the part of the Mortgagor or the Mortgagee. The Mortgagor, at its expense, will execute and deliver to the Mortgagee (and will record and file as provided in Section 1.4) an instrument supplemental to this Mortgage satisfactory in substance and form to the Mortgagee, whenever such an instrument is necessary under applicable law to subject to the lien and security interest of this Mortgage all right, title and interest of the Mortgagor in and to all property provided or required by this Mortgage to be subject to the lien and security interest hereof.

     SECTION 1.14. Assignment of Rents, Proceeds, etc. The Mortgagor does hereby sell, assign, transfer and set over to the Mortgagee, all of the rents, income, proceeds and benefits under the Leases; provided, however, that permission is hereby given to the Mortgagor unless an Event of Default has occurred and is continuing and the Mortgagee has given notice to the Mortgagor, to collect, receive, and apply the Rents, Proceeds and other rents, income, proceeds and benefits as they become due and payable, but not in advance thereof, and in accordance with all of the other terms, conditions and provisions hereof, the Loan Documents and of the Leases, contracts, agreements and other instruments with respect to which such payments are made or such other benefits are conferred. Upon the occurrence of and during the continuance of an Event of Default, such permission shall terminate immediately upon notice from the Mortgagee, and once so terminated shall not be reinstated upon a cure of such Event of Default without the express written consent of the Mortgagee. Such assignment shall be fully effective without any further action on the part of the Mortgagor or the Mortgagee and the Mortgagee shall be entitled, at its option, upon the occurrence of and during the continuance of an Event of Default hereunder, upon notice to the Mortgagor, to collect, receive and apply all

Rents, Proceeds and all other rents, income, proceeds and benefits from the Collateral, including all right, title and interest of the Mortgagor in any escrowed sums or deposits or any portion thereof or interest therein, whether or not the Mortgagee takes possession of the Collateral or any part thereof. The Mortgagor further grants to the Mortgagee the right, at the Mortgagee's option, upon the occurrence of and during the continuance of an Event of Default hereunder, upon notice to the Mortgagor, to:

          (a) enter upon and take possession of the Property for the purpose of collecting Rents, Proceeds and said rents, income, proceeds and other benefits;

          (b) dispossess by the customary summary proceedings any tenant, purchaser or other Person defaulting in the payment of any amount when and as due and payable, or in the performance of any other obligation, under the Lease, contract or other instrument to which said Rents, Proceeds or other rents, income, proceeds or benefits relate;

          (c) let or convey the Collateral or any portion thereof or any interest therein; and

          (d) apply Rents, Proceeds and such rents, income, proceeds and other benefits, after the payment of all reasonably necessary fees, charges and expenses, on account of the Obligations in accordance with Section 3.11.

     SECTION 1.15. No Claims Against the Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or the furnishing of any materials or other property in respect of the Property or any part thereof, or be construed to permit the making of any claim against the Mortgagee in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or the furnishing of any such materials or other property is prior to the lien and security interest of this Mortgage. To the extent permitted by law, all contractors, subcontractors, vendors and other persons dealing with the Property, or with any persons interested therein, are hereby required to take notice of the provisions of this Section.

     SECTION 1.16. Indemnification. The Mortgagor will protect, indemnify, save harmless and defend the Mortgagee, the Lenders and the Issuer, and each of their respective officers, directors, shareholders, employees, representatives and agents (collectively, the "Indemnified Parties" and individually, an "Indemnified Party"), from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party by reason of: (a) ownership of an interest in this Mortgage, any other Loan Document, or the Property; (b) any accident, injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways; (c) any use, non-use or condition of the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways; (d) any failure on the part of the Mortgagor to perform or comply with any of the terms of this Mortgage; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof made or suffered to be made by or on behalf of the Mortgagor; (f) any negligence or tortious act on the part of the Mortgagor or any of its agents, contractors, lessees, licensees or invitees; (g) any work in connection with any alterations, changes, new construction or demolition of or additions to the Property; or (h) (1) any investigation, litigation or proceeding relating to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Mortgagor of any Hazardous Material, and (2) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from the Property of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising under any Environmental Law) regardless of whether caused by, or within the control of, the Mortgagor, except to the extent the same results from the gross negligence or wilful misconduct of such Indemnified Party. If any action or proceeding be commenced, to which action or proceeding any Indemnified Party is made a party by reason of the execution of this Mortgage or any other Loan Document, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all sums paid by the Indemnified Parties, for the expense of any litigation to prosecute or defend the rights and lien created hereby or otherwise, shall be paid by the Mortgagor to such Indemnified Parties, as the case may be, as hereinafter provided. The Mortgagor will pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the State or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of this Mortgage, any Loan Document or any of the Obligations. All amounts payable to the Indemnified Parties under this Section 1.16 shall be deemed indebtedness secured by this Mortgage and any such amounts which are not paid within ten (10) days after written demand therefor by any Indemnified Party shall bear interest at the Interest Rate from the date of such demand. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any such occurrence, the Mortgagor, upon request of such Indemnified Party, will, at the Mortgagor's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by the Mortgagor and approved by such Indemnified Party. The obligations of the Mortgagor under this Section 1.16 shall survive any discharge or reconveyance of this Mortgage and discharge or termination of the Obligations.

     SECTION 1.17. No Credit for Payment of Taxes. The Mortgagor shall not be entitled to any credit against the Obligations by reason of the payment of any tax on the Property or any part thereof or by reason of the payment of any other Imposition, and shall not apply for or claim any deduction from the taxable value of the Property or any part thereof by reason of this Mortgage.

     SECTION 1.18. Offering of the Notes; Application of Proceeds of Loans. Neither the Mortgagor nor any Person acting on behalf of the Mortgagor has directly or indirectly offered the Notes or any portion thereof or any similar security to, or solicited any offer to buy any of the same from, any Person other than the Mortgagee and the Lenders. Neither the Mortgagor nor any Person acting on behalf of the Mortgagor has taken or will take any action which would subject the issuance of the Notes to the provisions of section 5 of the Securities Act of 1933, as amended. The Mortgagor (a) will not use or permit to be used any proceeds of the Loans, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing" or "carrying" any "margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and (b) has or will apply all of the proceeds of the Loans that are paid to it by the Mortgagee to the purposes permitted by the Credit Agreement.

     SECTION 1.19. Hazardous Materials.

          (a) Mortgagor hereby represents and warrants to the Mortgagee those representations and warranties as set forth in Section 6.12 of the Credit Agreement to the extent applicable to it.

          (b) The Mortgagor covenants that it will perform the obligations as set forth in Section 7.1.6 of the Credit Agreement to the extent applicable to it.

     SECTION 1.20. No Transfer of the Property. Except as permitted by the Credit Agreement, without the prior written consent of the Mortgagee, which consent may be granted or withheld in the sole and absolute discretion of the Mortgagee, the Mortgagor shall not (a) sell, convey, assign or otherwise transfer the Property or any portion of the Mortgagor's interest therein or (b) further encumber the Property or permit the Property to become encumbered by any lien, claim, security interest or other indebtedness of any kind or nature other than the Permitted Encumbrances, except to the extent permitted by Section 1.7 of this Mortgage. For purposes of this Section 1.20, any transfer of any stock of the Mortgagor shall be deemed to constitute a transfer of the Property within the meaning of this Section 1.20.

                                   ARTICLE II

                 INSURANCE; DAMAGE, DESTRUCTION OR TAKING, ETC.

     SECTION 2.1. Insurance.

     SECTION 2.1.1. Risks to be Insured. The Mortgagor will, at its expense, maintain or cause to be maintained with insurance carriers approved by the
Mortgagee: (a) insurance with respect to the Improvements against loss or damage by fire, lightning and such other risks as are included in standard "all-risk" policies, in amounts sufficient to prevent the Mortgagor and the Mortgagee from becoming a co-insurer of any partial loss under the applicable policies, but in any event in amounts not less than the then full insurable value (actual replacement value) of the Improvements, as determined by the Mortgagor in accordance with generally accepted insurance practice and approved by the Mortgagee or, at the request of the Mortgagee, as determined at the Mortgagor's expense by the insurer or insurers or by an expert approved by the Mortgagee;
(b) comprehensive public liability, including bodily injury and product liability and property damage, insurance, with personal injury endorsements, applicable to the Property in such amounts as are customarily carried by Persons operating similar properties in the same general locality, but in any event with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and excess liability limits of Ten Million Dollars ($10,000,000) per occurrence; (c) explosion insurance in respect of any steam and pressure boilers and similar apparatus located in the Property in such amounts as are usually carried by persons operating similar properties in the same general locality, but in any event in an amount not less than reasonably required by the Mortgagee; (d) worker's compensation insurance to the full extent required by applicable law for all employees of the Mortgagor engaged in any work on or about the Property and employer's liability insurance with a limit of not less than One Million Dollars ($1,000,000) for each occurrence; (e) all-risk, builders' risk insurance with respect to the Property during any period during which there is any construction work being performed, against loss or damage by fire or other risks, including vandalism, malicious mischief and sprinkler leakage, as are included in so-called "extended coverage" clauses at the time available; and (f) such other insurance with respect to the Property in such amounts and against such insurable hazards as the Mortgagee from time to time may reasonably require by written notice to the Mortgagor.

     SECTION 2.1.2. Policy Provisions. All insurance maintained by the Mortgagor pursuant to Section 2.1.1 shall: (a) (except for worker's compensation insurance) name the Mortgagor and the Mortgagee, as insureds as their respective interests may appear; (b) (except for worker's compensation and public liability insurance) provide that the proceeds for any losses shall be adjusted by the Mortgagor subject to the reasonable approval of the Mortgagee in the event the proceeds shall exceed Two Million Dollars ($2,000,000), and to the extent the same exceeds Two Million Dollars ($2,000,000), shall be payable to the Mortgagee, to be held and applied as provided in Section 2.3; (c) provide that no cancellation, reduction in amount or material change in coverage thereof or any portion thereof shall be effective until at least thirty (30) days after receipt by the Mortgagee of written notice thereof; (d) provide that any notice under such policies shall be simultaneously delivered to the Mortgagee; and (e) be reasonably satisfactory in all other respects to the Mortgagee. Any insurance maintained pursuant to this Section 2.1 may be evidenced by blanket insurance policies covering the Property and other properties or assets of the Mortgagor, provided that any such policy shall specify the portion, if less than all, of the total coverage of such policy that is allocated to the Property and shall in all other respects comply with the requirements of this Section 2.1.

     SECTION 2.1.3. Delivery of Policies, etc. The Mortgagor will deliver to the Mortgagee, promptly upon reasonable request: (a) the originals of all policies evidencing all insurance required to be maintained under Section 2.1.1 (or, in the case of blanket policies, certificates thereof by the insurers together with a counterpart of each blanket policy); and (b) evidence as to the payment of all premiums due thereon (with respect to public liability insurance policies, all installments for the current year due thereon to such date), provided that the Mortgagee shall not be deemed by reason of its custody of such policies to have knowledge of the contents thereof. The Mortgagor will also deliver to the Mortgagee not later than thirty (30) days prior to the expiration of any policy a binder or certificate of the insurer evidencing the replacement thereof and not later than fifteen (15) days prior to the expiration of such policy an original copy of the new policy (or, in the case of a replacement blanket policy, a certificate thereof of the insurer together with a counterpart of the blanket policy). In the event the Mortgagor shall fail to effect or maintain any insurance required to be effected or maintained pursuant to the provisions of this Section 2.1, the Mortgagor will indemnify the Mortgagee against damage, loss or liability resulting from all risks for which such insurance should have been effected or maintained.

     SECTION 2.1.4. Separate Insurance. The Mortgagor will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 2.1.

     SECTION 2.2. Intentionally Omitted.

     SECTION 2.3. Application of Proceeds and Awards. If an Event of Default shall have occurred and be continuing, the Mortgagee may, at its option, apply all amounts recovered under any insurance policy required to be maintained by the Mortgagor hereunder and all other Casualty Proceeds received by it in any one or more of the following ways:

          (a) to the payment of the reasonable costs and expenses incurred by the Mortgagee in obtaining any such Casualty Proceeds, including the reasonable fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other reasonable out-of-pocket expenses;

          (b) to the payment of the Obligations and/or the Loans;

          (c) to fulfill any of the other covenants contained herein, in the Credit Agreement, in this Mortgage, or in any other Loan Document, as the Mortgagee may, in its sole discretion, determine;

          (d) to the Mortgagor for application to the cost of restoring the Collateral and the replacement of Goods destroyed, damaged or taken; or

          (e) to the Mortgagor.

     Notwithstanding the foregoing provisions of this Section 2.3 to the contrary (but subject to the provisions of the Credit Agreement), and if each of the following conditions is satisfied, the Mortgagee, upon request of the Mortgagor, shall apply Casualty Proceeds received by it to the restoration or replacement of the Collateral, to the extent necessary for the restoration or replacement thereof:

          (1) there shall then exist no uncured Event of Default; and

          (2) in the event that the Casualty Proceeds exceed Two Million Dollars ($2,000,000), the Mortgagor shall furnish to the Mortgagee a certificate of an architect or engineer reasonably acceptable to the Mortgagee stating that the Collateral is capable of being restored, prior to the maturity of the loans described in the Credit Agreement, to substantially the same condition as existed prior to the Casualty Event.

     In the event that such Casualty Proceeds are to be utilized in the restoration of the Collateral pursuant to the terms of the Credit Agreement, the Mortgagee shall disburse such Casualty Proceeds and the additional amounts deposited by the Mortgagor for such restoration after receipt of a written request for disbursement, on not fewer than five (5) Business Days nor more than twelve (12) Business Days notice and, to the extent applicable, in accordance with customary construction loan procedures and conditions. In the event that such Casualty Proceeds are to be utilized to replace the Collateral so destroyed or taken, the Mortgagee shall disburse such Casualty Proceeds after receipt of a written request for disbursement, on not fewer than five (5) Business Days nor more than twelve (12) Business Days notice simultaneously with the acquisition of such replacement property by the Mortgagor. In the event that, after the restoration or replacement of the Collateral, any Casualty Proceeds shall remain, such amount shall be paid to the Mortgagor. Casualty Proceeds shall be invested in the manner reasonably requested by the Mortgagor and approved by the Mortgagee, and all interest earned thereon shall be applied as provided in this
Section 2.3. If, prior to the receipt by the Mortgagee of such Casualty Proceeds, the Collateral shall have been sold on foreclosure, the Mortgagee shall have the right to receive said Casualty Proceeds to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment shall have been sought or recovered or denied, and the reasonable attorneys' fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment.

                                   ARTICLE III

                        EVENTS OF DEFAULT; REMEDIES, ETC.

     SECTION 3.1. Events of Default; Acceleration. If an "Event of Default" under and as defined in the Credit Agreement shall have occurred (herein called an "Event of Default") then and in such event the Mortgagee may at any time thereafter (unless all

Events of Default shall theretofore have been remedied and all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred by or on behalf of the Mortgagee, shall have been paid in full by the Mortgagor) declare, by written notice to the Mortgagor, the Loans and the Obligations to be due and payable immediately or on a date specified in such notice, and on such date the same shall be and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which the Mortgagor hereby waives. The Mortgagor will pay on demand all reasonable costs and expenses, including without limitation, attorneys' fees and expenses, incurred by or on behalf of the Mortgagee in enforcing this Mortgage, the Credit Agreement, or any other Loan Document, or occasioned by any default hereunder or thereunder.

     SECTION 3.2. Legal Proceedings; Foreclosure. If an Event of Default shall have occurred and be continuing, the Mortgagee at any time may, at its election, proceed at law or in equity or otherwise to enforce the payment of, performance of, or compliance with the Loans, the Obligations, and the Credit Agreement, in accordance with the terms hereof and thereof and to foreclose the lien of this Mortgage as against all or any part of the Collateral and to have the same sold under the judgment or decree of a court of competent jurisdiction. The Mortgagee shall be entitled to recover in such proceedings all costs incident thereto, including reasonable attorneys' fees and expenses in such amounts as may be fixed by the court.

     SECTION 3.3. Power of Sale. To the maximum extent permitted by law, if an Event of Default shall have occurred and be continuing, the Mortgagee may grant, bargain, sell, release, transfer, convey and deliver the whole or, from time to time, any part of the Collateral at public auction or venue, or any interest in any part thereof without notice or advertisement, for cash, or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Mortgagee in its uncontrolled discretion may determine, or as may be required by law, and upon such sale the Mortgagee may execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to applicable laws. The Mortgagor understands that the Mortgagee is authorized and empowered to sell the Collateral, or cause the same to be sold and conveyed to the purchaser(s) in any lawful manner. Without limiting the authority granted in this Section 3.3, the Mortgagee shall, without demand on the Mortgagor, after the lapse of such time as may then be required by law, and notice of default and notice of sale having been given as then required by law, sell the Collateral on the date and at the time and place designated in the notice of sale, either as a whole or in separate parcels and in such order as the Mortgagee may determine, but subject to any statutory right of the Mortgagor to direct the order in which such property, if consisting of several known lots, parcels or interests, shall be sold, at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The Person conducting the sale may, for any cause deemed expedient, postpone the sale from time to time until it shall be completed and, in every such case, notice of postponement shall be given by public declaration thereof by such Person at the time and place last appointed for the sale; provided that, if the sale is postponed for longer than one (1) day beyond the day designated in the notice of sale, notice of sale and notice of the time, date and place of sale shall be given in the same manner as the original notice of sale. The Mortgagee shall execute and deliver to the purchaser at any such sale a mortgagee's deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such mortgagee's deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including the Mortgagee, may bid at the sale.

     SECTION 3.4. Uniform Commercial Code Remedies. If an Event of Default shall have occurred and be continuing, the Mortgagee may exercise from time to time and at any time any rights and remedies available to it under applicable law upon default in the payment of indebtedness, including, without limitation, any right or remedy available to it as a secured party under the Uniform Commercial Code of the State. The Mortgagor shall, promptly upon request by the Mortgagee, assemble the Collateral, or any portion thereof generally described in such request, and make it available to the Mortgagee at such place or places designated by the Mortgagee and reasonably convenient to the Mortgagee. If the Mortgagee elects to proceed under the Uniform Commercial Code of the State to dispose of portions of the Collateral, the Mortgagee, at its option, may give the Mortgagor notice of the time and place of any public sale of any such property, or of the date after which any private sale or other disposition thereof is to be made, by sending notice by registered or certified first class mail, postage prepaid, to the Mortgagor at least ten (10) Business Days before the time of the sale or other disposition. If any notice of any proposed sale, assignment or transfer by the Mortgagee of any portion of the Collateral or any interest therein is required by law, the Mortgagor conclusively agrees that ten
(10) Business Days' notice to the Mortgagor of the date, time and place (and, in the case of a private sale, the terms) thereof is reasonable.

     SECTION 3.5. Mortgagee Authorized to Execute Deeds, etc. The Mortgagor irrevocably appoints the Mortgagee (which appointment is coupled with an interest) the true and lawful attorney of the Mortgagor, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement hereof, whether pursuant to power of sale, foreclosure or otherwise, to execute and deliver all such deeds, bills of sale, assignments, releases and other instruments as may be designated in any such request.

     SECTION 3.6. Purchase of Collateral by Mortgagee. The Mortgagee may be a purchaser of the Collateral or of any part thereof or of any interest therein at any sale thereof, whether pursuant to power of sale, foreclosure or otherwise, and the Mortgagee may apply upon the purchase price thereof the indebtedness secured hereby owing to the Mortgagee. Such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the security interest and lien of this Mortgage and free of all rights of redemption (unless otherwise provided by applicable law) in the Mortgagor.

     SECTION 3.7. Receipt a Sufficient Discharge to Purchaser. Upon any sale of the Collateral or any part thereof or any interest therein, whether pursuant to power of sale, foreclosure or otherwise, the receipt of the Mortgagee or the officer making the sale under judicial proceedings shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

     SECTION 3.8. Waiver of Appraisement, Valuation, etc. The Mortgagor hereby waives, to the fullest extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Collateral or any part thereof or any interest therein.

     SECTION 3.9. Sale a Bar Against Mortgagor. To the extent permitted by applicable law, any sale of the Collateral or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to power of sale, foreclosure or otherwise, shall forever be a bar against the Mortgagor.

     SECTION 3.10. Performance of the Obligations Due on Sale. Upon any sale of the Collateral or any portion thereof or interest therein by virtue of the exercise of any remedy by the Mortgagee under or by virtue of this Mortgage, whether pursuant to power of sale, foreclosure or otherwise in accordance with this Mortgage or by virtue of any other remedy available at law or in equity or by statute or otherwise, at the option of the Mortgagee, any sums or monies due and payable pursuant to the Credit Agreement, and in connection with the Loans and/or the Obligations shall, if not previously declared due and payable, immediately become due and payable, together with interest accrued thereon, at the Interest Rate, and all other indebtedness which this Mortgage by its terms secures.

     SECTION 3.11. Application of Proceeds of Sale and Other Moneys. The proceeds of any sale of the Collateral or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to power of sale, foreclosure or otherwise, and all other moneys at any time held by the Mortgagee as part of the Collateral, shall be applied as follows:

          (a) first, to the payment of the reasonable costs and expenses of such sale (including, without limitation, the cost of evidence of title and the costs and expenses, if any, of taking possession of, retaining custody over, repairing, managing, operating, maintaining and preserving the Collateral or any part thereof prior to such sale), all reasonable costs and expenses incurred by the Mortgagee or any other Person in obtaining or collecting any insurance proceeds, condemnation awards or other amounts received by the Mortgagee, all reasonable costs and expenses of any receiver of the Collateral or any part thereof, and any Impositions or other charges or expenses prior to the security interest or lien of this Mortgage, which the Mortgagee may consider it necessary or desirable to pay;

          (b) second, to the payment of any sums or monies due and owing under the Credit Agreement, or otherwise in connection with the Obligations and/or the Loans;

          (c) third, to fulfill any of the other covenants contained herein, in the Credit Agreement, or in any other Loan Document, as the Mortgagee may, in its reasonable discretion, determine;

          (d) fourth, the balance, if any, held by the Mortgagee after payment in full of all amounts referred to in Sections 3.11 (a), (b) and (c) above, shall, unless a court of competent jurisdiction may otherwise direct by final order not subject to appeal, be paid to or upon the direction of the Mortgagor.

     SECTION 3.12. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, the Mortgagee shall, as a matter of right, without notice, and without regard to the adequacy of any security for the indebtedness secured hereby or the solvency of the Mortgagor, be entitled to the appointment of a receiver for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or otherwise, and the Mortgagor hereby consents to the appointment of such a receiver and will not oppose any such appointment.

     SECTION 3.13. Possession, Management and Income. If an Event of Default shall have occurred and be continuing, in addition to, and not in limitation of, the rights and remedies provided in
Section 1.14, the Mortgagee, upon five (5) Business Days notice to the Mortgagor, may enter upon and take possession of the Collateral or any part thereof by force, summary proceeding, ejectment or otherwise and may remove the Mortgagor and all other Persons and any and all property therefrom and may hold, operate, maintain, repair, preserve and manage the same and receive all earnings, income, Rents, issues and Proceeds accruing with respect thereto or any part thereof. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, except that any amounts so received by the Mortgagee shall be applied to pay all costs and expenses of so entering upon, taking possession of, holding, operating, maintaining, repairing, preserving and managing the Collateral or any part thereof, and any Impositions or other charges prior to the lien and security interest of this Mortgage which the Mortgagee may consider it necessary or desirable to pay, and any balance of such amounts shall be applied as provided in Section 3.11.

     SECTION 3.14. Right of Mortgagee to Perform Mortgagor's Covenants, etc. If the Mortgagor shall fail to make any payment or perform any act required to be made or performed hereunder, the Mortgagee, upon thirty days' notice to the Mortgagor, without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Mortgagor, and may enter upon the Collateral for such purpose and take all such action thereon as, in the Mortgagee's opinion, may be necessary or appropriate therefor. No such entry and no such action shall be deemed an eviction of any lessee of the Property or any part thereof. All sums so paid by the Mortgagee and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the Interest Rate from the date of payment or incurring, shall constitute additional indebtedness secured by this Mortgage and shall be paid by the Mortgagor to the Mortgagee on demand.

     SECTION 3.15. Subrogation. To the extent that the Mortgagee, on or after the date hereof, pays any sum due under any provision of any Legal Requirement or any instrument creating any lien prior or superior to the lien of this Mortgage, the Mortgagee shall have and be entitled to a lien on the Collateral equal in priority to the lien discharged, and the Mortgagee shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit the Mortgagee in securing the Obligations.

     SECTION 3.16. Remedies, etc., Cumulative. Each right, power and remedy of the Mortgagee provided for in this Mortgage, the Credit Agreement, or any other Loan Document, or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, the Credit Agreement or any other Loan Document, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Mortgagee of any one or more of the rights, powers or remedies provided for in this Mortgage, the Credit Agreement, or any other Loan Document, or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Mortgagee of any or all such other rights, powers or remedies.

     SECTION 3.17. Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of such term shall not be affected thereby.

     SECTION 3.18. No Waiver, etc. No failure by the Mortgagee to insist upon the strict performance of any term hereof or of the Credit Agreement, or of any other Loan Document, or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect with respect to any other then existing or subsequent breach. By accepting payment or performance of any amount or other obligations secured hereby before or after its due date, the Mortgagee shall not be deemed to have waived its right either to require prompt payment or performance when due of all other amounts payable or obligations due hereunder or to declare a default for failure to effect such prompt payment.

     SECTION 3.19. Compromise of Actions, etc. Any action, suit or proceeding brought by the Mortgagee pursuant to any of the terms of this Mortgage, the Credit Agreement, any Loan Document or otherwise, and any claim made by the Mortgagee hereunder or thereunder, may be compromised, withdrawn or otherwise dealt with by the Mortgagee without any notice to or approval of the Mortgagor.

                                   ARTICLE IV

                                   DEFINITIONS

     SECTION 4.1. Terms Defined in this Mortgage. When used herein the following terms have the following meanings:

          "Casualty Event" shall have the meaning provided for in the Credit Agreement.

          "Casualty Proceeds" shall have the meaning provided for in the Credit Agreement.

          "Collateral": see the granting clause.

          "Credit Agreement": see the second recital.

          "Default" means any Event of Default or any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default.

          "Environmental Law" shall have the meaning provided for in the Credit Agreement.

          "Event of Default": see Section 3.1.

          "Goods": see clause (c) of the granting clause.

          "Hazardous Material" shall have the meaning provided for in the Credit Agreement.

          "herein", "hereof", "hereto", and "hereunder" and similar terms refer to this Mortgage and not to any particular Section, paragraph or provision of this Mortgage.

          "Impositions": see Section 1.5.

          "Improvements": see clause (b) of the granting clause.

          "Indemnified Parties": see Section 1.16.

          "Insurance Requirements": see Section 1.6.

          "Intangibles": see clause (d) of the granting clause.

          "Interest Rate" means the lower of (i) the Scotiabank Alternate Base Rate from time to time in effect plus a margin of 2% and (ii) the maximum rate of interest not prohibited by law from the due date that any sums or monies become due and payable pursuant to the terms and conditions of this Mortgage until the date of payment of such sums or monies.

          "Issuer": see the second recital.

          "Land": see the first recital.

          "Leases": see clause (e) of the granting clause.

          "Legal Requirements" means all applicable laws, rules, regulations and orders.

          "Lenders": see the second recital.

          "Loan Documents" shall have the meaning ascribed to such term in the Credit Agreement.

          "Loans": see the second recital.

          "Mortgage": see the preamble.

          "Mortgagee": see the preamble.

          "Mortgagor": see the preamble.

          "Notes" means, as the context may require, a Revolving Note, a Swing Line Note, a Registered Note, a Term-A Note, a Term-B Note or a Term-C Note (as such terms are defined in the Credit Agreement).

          "Obligations" shall mean all obligations (monetary or otherwise) of the Mortgagor arising under or in connection with this Mortgage or the Subsidiary Guaranty to which it is a party, including the Supplement to Subsidiary Guaranty dated as of the date hereof.

          "Permits": see clause (g) of the granting clause.

          "Permitted Encumbrances": see paragraph (a) of Section 1.2.

          "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency or officer.

          "Plans": see clause (f) of the granting clause.

          "Proceeds": see clause (j) of the granting clause.

          "Property": see clause (b) of the granting clause.

          "Real Estate": see clause (a) of the granting clause.

          "Release" shall have the meaning provided for in the Credit Agreement.

          "Rents": see clause (i) of the granting clause.

          "State": means the State of New Jersey.

     SECTION 4.2. Use of Defined Terms. Terms for which meanings are provided in this Mortgage shall, unless otherwise defined or the context otherwise requires, have such meanings when used in any certificate and any opinion, notice or other communication delivered from time to time in connection with this Mortgage or pursuant hereto.

     SECTION 4.3. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Mortgage, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1. Further Assurances; Financing Statements.

     SECTION 5.1.1. Further Assurances. The Mortgagor, at its expense, will execute, acknowledge and deliver all such instruments and take all such other action as the Mortgagee from time to time may reasonably request:

          (a) to better subject to the lien and security interest of this Mortgage all or any portion of the Collateral,

          (b) to perfect, publish notice or protect the validity of the lien and security interest of this Mortgage,

          (c) to preserve and defend the title to the Collateral and the rights of the Mortgagee therein against the claims of all Persons as long as this Mortgage shall remain undischarged,

          (d) to better subject to the lien and security interest of this Mortgage or to maintain or preserve the lien and security interest of this Mortgage with respect to any replacement or substitution for any Improvements or any other after-acquired property, or

          (e) in order to further effectuate the purposes of this Mortgage and to carry out the terms hereof and to better assure and confirm to the Mortgagee its rights, powers and remedies hereunder.

     SECTION 5.1.2. Financing Statements. Notwithstanding any other provision of this Mortgage, the Mortgagor hereby agrees that, without notice to or the consent of the Mortgagor, the Mortgagee may file with the appropriate public officials such financing statements, continuation statements, amendments and similar documents as are or may become necessary to perfect, preserve or protect the security interest granted by this Mortgage. The Mortgagee shall promptly thereafter deliver copies of such statements to the Mortgagor.

     SECTION 5.2. Additional Security. Without notice to or consent of the Mortgagor, and without impairment of the security interest and lien and rights created by this Mortgage, the Mortgagee may accept from the Mortgagor or any other Person additional security for the Loans and/or the Obligations. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent the Mortgagee from resorting first to such additional security, or first to the security created by this Mortgage, or concurrently to both, in any case without affecting the Mortgagee's lien and rights under this Mortgage.

     SECTION 5.3. Defeasance; Partial Release, etc.

     SECTION 5.3.1. Defeasance. If the Loans and all other amounts owing pursuant to the Credit Agreement and the other Loan Documents shall be repaid in full in accordance with the terms thereof, and if the Mortgagor shall pay, in full, the principal of and premium, if any, and interest on any sums due and payable pursuant to the Obligations in accordance with the terms thereof and hereof and all other sums payable hereunder by the Mortgagor and shall materially comply with all the terms, conditions and requirements hereof and of the Obligations, and all of the Commitments shall have been terminated, then on such date, this Mortgage shall be (except as provided herein) null and void and of no further force and effect and the Collateral shall thereupon be, and be deemed to have been, reconveyed, released and discharged from this Mortgage without further notice on the part of either the Mortgagor or the Mortgagee.

     SECTION 5.3.2. Partial Release, etc. Following the occurrence of an Event of Default and notice to the Mortgagor, the Mortgagee may, at any time and from time to time, without liability therefor, release or reconvey any part of the Collateral to the Mortgagor.

     SECTION 5.4. Notices, etc. Any notice, request or other communication hereunder to any of the parties hereto shall be in writing and be well and sufficiently given if delivered personally or sent by prepaid registered mail, return receipt requested, to its address and to the attention of the person set forth below:

         if to the Mortgagee:

                  The Bank of Nova Scotia
                  One Liberty Plaza
                  New York, New York  10006
                  Attention: Donald McWeeney

         with a copy to:

                  Mayer, Brown & Platt
                  1675 Broadway
                  New York, New York  10019
                  Attention:  Andrew Mattei, Esq.

         if to the Mortgagor:

                  Sunshine Biscuits, Inc.
                  c/o Inflo Holdings Corporation
                  677 Larch Avenue
                  Elmhurst, Illinois 60126
                  Attn:  Chief Executive Officer

         with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017
                  Attention:  Jeff Feigelson, Esq.

Any such notice shall be deemed to be given and received when delivered, or if mailed, on the third (3rd) Business Day following the date on which it was mailed, unless an interruption of postal services occurs or is continuing on or within the three (3) Business Days after the date of mailing in which case the notice shall be deemed to have been received on the third (3rd) Business Day after postal service resumes. Either party may, by notice to the other, given as aforesaid, designate a changed address.

     SECTION 5.5. Waivers, Amendments, etc. The provisions of this Mortgage may be amended, discharged or terminated and the observance or performance of any provision of this Mortgage may be waived, either generally or in a particular instance and either retroactively or prospectively, only by an instrument in writing executed by the Mortgagor and the Mortgagee.

     SECTION 5.6. Cross-References. References in this Mortgage and in each instrument executed pursuant hereto to any Section or Article are, unless otherwise specified, to such Section or Article of this Mortgage or such instrument, as the case may be, and references in any Section, Article or definition to any clause are, unless otherwise specified, to such clause of such Section, Article or definition.

     SECTION 5.7. Headings. The various headings of this Mortgage and of each instrument executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Mortgage or such instrument or any provisions hereof or thereof.

     SECTION 5.8. Currency. Unless otherwise expressly stated, all references to any currency or money, or any dollar amount, or amounts denominated in "Dollars" herein will be deemed to refer to the lawful currency of the United States.

     SECTION 5.9. Governing Law. THIS MORTGAGE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE.

     SECTION 5.10. Successors and Assigns, etc. This Mortgage shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 5.11. Waiver of Jury Trial; Submission to Jurisdiction. (a) EACH OF THE MORTGAGOR AND THE MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, THE CREDIT AGREEMENT, ANY LOAN DOCUMENT OR ANY OTHER RELATED INSTRUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING,

STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE MORTGAGOR OR THE MORTGAGEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE TO ENTER INTO THIS MORTGAGE.

     (b) FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INVOLVING THIS MORTGAGE, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT, THE MORTGAGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE IN ACCORDANCE WITH APPLICABLE LAW, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED. THE MORTGAGOR EXPRESSLY WAIVES, TO THE EXTENT IT MAY LAWFULLY DO SO, ANY OBJECTION, CLAIM OR DEFENSE WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS MORTGAGE, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE PERSON OF THE MORTGAGOR. NOTHING CONTAINED HEREIN WILL BE DEEMED TO PRECLUDE THE MORTGAGEE FROM BRINGING AN ACTION AGAINST THE MORTGAGOR IN ANY OTHER JURISDICTION.

     SECTION 5.12. Severability. Any provision of this Mortgage, the Credit Agreement, or any other Loan Document, which is prohibited or unenforceable in any jurisdiction shall as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Mortgage, the Credit Agreement, or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 5.13. Loan Document. This Mortgage is a Loan Document executed pursuant to the Credit Agreement and, unless otherwise expressly indicated herein, shall be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

     SECTION 5.14. Usury Savings Clause. It is the intention of the Mortgagor and the Mortgagee to conform strictly to the usury laws governing the Loan Documents, and any interest payable under the Loan Documents shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under such laws, as construed by the courts having jurisdiction over such matters. In the event the maturity of the Obligations is accelerated by reason of any provision of the Loan Documents, or by reason of an election by the Mortgagee resulting from an Event of Default, then earned interest may never include more than the maximum amount permitted by law, computed from the dates of each advance of loan proceeds under the Credit Agreement until payment, and any interest in excess of the maximum amount permitted by law shall be cancelled automatically or, if theretofore paid, at the option of the Mortgagee, shall be rebated to the Mortgagor, or shall be credited on the principal amount of the Obligations or, if all principal has been repaid, then the excess shall be rebated to the Mortgagor. If any interest is cancelled, credited against principal or rebated to the Mortgagor in accordance with the foregoing sentence and, if thereafter the interest payable hereunder is less than the maximum amount permitted by applicable law, the rate hereunder shall automatically be increased to the maximum extent possible to permit repayment to the Mortgagee as soon as possible of any interest in excess of the maximum amount permitted by law which was earlier cancelled, credited against principal or rebated to the Mortgagee pursuant to the provisions of the foregoing sentence.

     SECTION 5.15. Conflict with Credit Agreement. In the event of any conflict between the provisions of the Credit Agreement and the provisions of this Mortgage, the applicable provisions of the Credit Agreement shall govern and control.

     SECTION 5.16. Future Advances. Any and all future advances under this Mortgage and the Loan Documents shall have the same priority as if the future advance was made on the date that this Mortgage was recorded. This Mortgage shall secure all indebtedness and Obligations of the Mortgagor, its successors and assigns under this Mortgage or any of the Loan Documents, whenever incurred, such indebtedness and Obligations to be due at the times provided in the Loan Documents. Notice is hereby given that the indebtedness and Obligations secured hereby may increase as a result of any defaults hereunder by Mortgagor due to, for example, and without limitation, unpaid interest or late charges, unpaid taxes or insurance premiums which the Mortgagee elects to advance, defaults under leases that the Mortgagee elects to cure, attorney fees or costs incurred in enforcing the Loan Documents or other expenses incurred by the Mortgagee in protecting the Collateral, the security of this Mortgage or the Mortgagee's rights and interests.

     SECTION 5.17. Last Dollars Secured. This instrument secures only a portion of the indebtedness owing or which may become owing by the Mortgagor to the Mortgagee. The parties agree that any payments or repayments of such indebtedness by the Mortgagor shall be deemed to apply first to the portion of the indebtedness that is not secured hereby, it being the parties' intent that the portion of the indebtedness last remaining unpaid shall be deemed secured hereby.

     IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed as of the day and year first above written.

                                         MORTGAGOR:

                                         SUNSHINE BISCUITS, INC., a
                                         Delaware corporation

[Corporate Seal]


                                         By:
                                            ----------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                              --------------------------------

                          ACKNOWLEDGEMENT OF MORTGAGOR


STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )


     I, CERTIFY that on June __, 1996 ___________________ personally came before me and this person acknowledged under oath, to my satisfaction, that:

          (a) This person signed, sealed and delivered the attached document as ______________ of the corporation named in this document;

          (b) the proper corporate seal was affixed; and

          (c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.


                                 ---------------
                                  Notary Public

                                 My Commission Expires on: _________

                                                                      SCHEDULE 1

                          Legal Description of the Land

                                                                      SCHEDULE 2

                             Permitted Encumbrances


         Those Items Listed In Chicago Title Insurance Company Commitment 9527-0872 as Exceptions 5 and 6 of Schedule B.